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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                             CENTURY BANCORP, INC.
            (Exact name of Registrant as specified in its charter)

             NORTH CAROLINA                              56-1981518
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                               22 WINSTON STREET
                              POST OFFICE BOX 989
                     THOMASVILLE, NORTH CAROLINA 27361-0989
                   (Address of principal executive offices)

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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

    TITLE OF EACH CLASS                          NAME OF EACH EXCHANGE ON WHICH
    TO BE SO REGISTERED                          EACH CLASS IS TO BE REGISTERED

    NONE                                         NONE


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                          COMMON STOCK, NO PAR VALUE
                               (Title of class)


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        Registrant hereby incorporates by reference the sections entitled "DESCRIPTION OF CAPITAL STOCK--The Holding Company" and "ANTI-TAKEOVER PROVISIONS AFFECTING THE HOLDING COMPANY AND HOME SAVINGS--The Holding Company" in the Prospectus filed with the Commission on November 18, 1996 pursuant to Rule 424(b)(3) under the Securities Act of 1933 (Registration Number 333-8625). Any statement contained in the above-referenced sections of the aforedescribed Prospectus which is incorporated herein by reference shall be deemed to be modified or superceded for purposes of this Registration Statement on Form 8-A to the extent that such statement is modified or superceded by any document subsequently filed with the Commission.

ITEM 2. EXHIBITS

Exhibit Number          Description
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        I.1             Registrant hereby incorporates by reference the stock
                        certificate of Century Bancorp, Inc. which is included in Exhibit 4.1 in Pre-Effective Amendment No. 1 to the
                        Registrant's Registration Statement on Form S-1
                        (Registration Number 333-8625) which was filed with the Commission pursuant to the Securities Act of 1933 on October 8, 1996. Any item included as Exhibit 4.1 to the aforedescribed Pre-Effective Amendment No. 1 to
                        Registration Statement on Form S-1 and which is incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration
                        Statement on Form 8-A to the extent that such item is modified or superceded by any document subsequently filed with the Commission.

        I.2 Registrant hereby incorporates by reference the Articles of Incorporation and Bylaws of Century Bancorp, Inc. which are included as Exhibits 3.1 and 3.2 in the Registrant's Registration Statement on Form S-1 (Registration Number 33-8625) which was filed with the Commission pursuant to the Securities Act of 1933 on July 23, 1996. Any item included as Exhibit 3.1 or 3.2 to the aforedescribed Registration Statement on Form S-1 and which is incorporated herein by reference shall be deemed to be modified or superceded for purposes of this Registration Statement on Form 8-A to the extent that such item is modified or superceded by any document subsequently filed with the Commission.

       II.1.            Not applicable.

       II.2.            Not applicable.

       II.3.            Not applicable.

       II.4.            Not applicable.

       II.5.            Not applicable.

       II.6.            Not applicable.

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              CENTURY BANCORP, INC.

Date: December 12, 1996                       By: /s/ James G. Hudson, Jr.
                                                 -------------------------------
                                                 James G. Hudson, Jr., President